UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2010

TITAN OIL & GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-153762	26-2780766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada
(Address of Principal Executive Offices)

89128
(Zip Code)

(702) 562-4315
(Registrant’s Telephone Number, Including Area Code)
_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2010, Titan Oil & Gas, Inc., a Nevada corporation (the “Registrant”) acquired an interest in a Petroleum and Natural Gas Lease (the “Lease”) in the province of Alberta.  The rights to the Lease were acquired for an aggregate CDN $10,521 (USD $10,232) and the purchase price includes the first year’s aggregate annual lease payments of CDN $896 (USD $871).  The total area covered by the Lease is 256 hectares.  The interest in the Lease was acquired through a public land auction process held on a regular basis by the Alberta provincial government.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 13, 2010 the Board of Directors of the Registrant elected Mr. Jarnail Dhaddey President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer and Director of the Company.

Mr. Dhaddey, age 70, has worked as a mechanical engineer for over 35 years.  From 2005 to present, he has been a private agricultural business owner.  From 1974 to 2005 he was a project manufacturing engineer for the Northrop Grumann Company and from 1965 to 1972 he was employed by the Boeing Company.  He obtained a Bachelor of Science degree in mechanical engineering from the University of Moscow, Idaho in 1965.

Effective as of September 13, 2010 Mr. Depinder Grewal resigned as President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer and Director of the Registrant.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN OIL & GAS, INC.

By: /s/ Jarnail Dhaddey
Name:  Jarnail Dhaddey
Title:	President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary

Date:  September 17, 2010